Exhibit 10.1

Execution Version

FIRST AMENDMENT TO DELAYED-DRAW BRIDGE CREDIT AGREEMENT

FIRST AMENDMENT TO DELAYED-DRAW BRIDGE CREDIT AGREEMENT, dated as of February 14, 2025 (this “Amendment”), by and among Spirit AeroSystems, Inc., a Delaware corporation (the “Borrower”), the sole Lender party hereto constituting the Required Lenders (each as defined in the Existing Credit Agreement referred to below) and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as Administrative Agent under (and as defined in the Existing Credit Agreement) (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders from time to time party thereto and Morgan Stanley, as Administrative Agent and as Collateral Agent (in each case, as defined therein) are party to that certain Delayed-Draw Bridge Credit Agreement, dated as of June 30, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, Section 9.08(b) of the Existing Credit Agreement permits certain amendments to the Existing Credit Agreement with the consent of the Borrower, the Administrative Agent and the Required Lenders; and

WHEREAS, the Borrower, the Lender party hereto constituting the Required Lenders and the Administrative Agent wish to amend the Existing Credit Agreement on the terms and subject to the conditions set forth herein to remove the requirement that the audit for the annual financial statements for the fiscal year ending December 31, 2024 not be subject to a “going concern” qualification.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1.         Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Existing Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”).

SECTION 2.         Amendments. Effective as of the Amendment No. 1 Effective Date (as defined below), Section 5.04(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“within 90 days after the end of each fiscal year, commencing with the first fiscal year ending after the Closing Date, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of Parent and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be accompanied by customary management’s discussion and analysis and audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion (except with respect to the opinion accompanying the financial statements delivered pursuant to this clause (a) for the fiscal year ending December 31, 2024) shall not be qualified as to scope of audit or as to the status of Parent or any Material Subsidiary as a going concern, other than solely with respect to, or resulting solely from, (x) an upcoming maturity date under any material Indebtedness occurring within one year from the time such opinion is delivered or (y) any potential inability to satisfy any financial maintenance covenant included in any Indebtedness of Parent or any Subsidiary on a future date or in a future period) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by Parent of annual reports on Form 10-K of Parent and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein and are delivered within the time period specified above);”

SECTION 3.         Conditions to Effectiveness of Amendment. The effectiveness of this Amendment and the amendments set forth in Section 2 hereof, are subject to satisfaction (or waiver by the Administrative Agent and the Lender party hereto) of the following conditions precedent (the first date of such satisfaction (or waiver) being the “Amendment No. 1 Effective Date”):

(a)            the Administrative Agent (or its counsel) shall have received (i) from each of the Borrower and the Guarantors, and (ii) from the sole Lender party hereto constituting the Required Lenders either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Amendment by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Amendment;

(b)            the Borrower shall have delivered to the Administrative Agent (or its counsel) a certificate from a Responsible Officer of the Borrower, dated as of the Amendment No. 1 Effective Date, to the effect set forth in Section 4(b) and (d) hereof;

(c)            prior to or substantially concurrently with the Amendment No. 1 Effective Date, the Borrower shall have paid (or caused to be paid) to the Administrative Agent all reasonable and documented out-of-pocket expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent), in each case, to the extent invoiced at least one Business Day prior to the Amendment No. 1 Effective Date and otherwise required to be paid by the Borrower on or prior to the Amendment No. 1 Effective Date pursuant to, and subject to the limitations set forth in, Section 9.05 of the Existing Credit Agreement and (without duplication) the correlative provisions set forth in any other Loan Document (as defined in the Existing Credit Agreement); and

(d)            prior to or substantially concurrently with the Amendment No. 1 Effective Date, the Borrower shall have paid (or caused to be paid) to the Administrative Agent, for the account of the sole Lender party hereto, all fees due and payable to such Lender in connection with this Amendment, on the terms and subject to the conditions as separately agreed in writing between the Borrower and the Lender.

SECTION 4.         Representations of the Loan Parties. Each Loan Party hereby represents and warrants to the other parties hereto on and as of the Amendment No. 1 Effective Date that:

(a)            this Amendment has been duly authorized, executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, administration, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing, and (iv) the need for filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent;

(b)            the representations and warranties of the Borrower and each other Loan Party contained in Article III of the Existing Credit Agreement and any other Loan Document (as defined in the Existing Credit Agreement) in effect on the Amendment No. 1 Effective Date are true and correct in all material respects on and as of the Amendment No. 1 Effective Date; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on the Amendment No. 1 Effective Date or such earlier date, as applicable;

(c)            the execution, delivery and performance by each Loan Party of this Amendment, (a) have been duly authorized by all corporate, limited liability company or other organizational action required to be obtained by such Loan Party and (b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to any such Loan Party, (B) the certificate or articles of incorporation or other constitutional documents (including any limited liability company or operating agreements) or by-laws or articles of association of any such Loan Party, (C) any applicable order of any court or any law, rule, regulation or order of any Governmental Authority applicable to any such Loan Party or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any such Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 4(c), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any such Loan Party, other than the Liens created by the Loan Documents and Permitted Liens; and

(d)            at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred or is continuing.

SECTION 5.         Effects on Loan Documents.

(a)            On and after the Amendment No. 1 Effective Date, each reference in any Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import shall, unless the context requires otherwise, mean and be a reference to the Amended Credit Agreement, and each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall, unless the context requires otherwise, mean and be a reference to the Amended Credit Agreement.

(b)            Except as specifically amended hereby, all Loan Documents (including the Loan Guaranties and all Collateral Documents) and the obligations of the Loan Parties under the Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall not be affected by this Amendment.

(c)            The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lender under the Loan Documents. This Amendment and the Amended Credit Agreement shall not constitute a novation of the Existing Credit Agreement or the other Loan Documents.

(d)            The Borrower and the other parties hereto acknowledge and agree that, on and after the Amendment No. 1 Effective Date, this Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement.

SECTION 6.         GOVERNING LAW; ETC.

(a)            THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b)            THE TERMS OF SECTIONS 9.11 AND 9.15 OF THE EXISTING CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE PARTIES HERETO AGREE TO SUCH TERMS.

SECTION 7.         Miscellaneous.

(a)            This Amendment shall be binding upon and inure to the benefit of the Loan Parties and their respective successors and permitted assigns, and upon the Administrative Agent and the Lender and their respective successors and permitted assigns.

(b)            In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby as to such jurisdiction, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(c)            This Amendment and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and each Lender (collectively, each a “Credit Party”) agrees that any Electronic Signature (including, without limitation, facsimile and/or ..pdf) on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to the Administrative Agent.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by each of the Credit Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the other Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or Credit Party without further verification and (b) upon the request of the Administrative Agent, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed, original counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

BORROWER :

Spirit AeroSystems, Inc.

By:	/s/ Rhonda Harkins
Name: Rhonda Harkins
Title: Treasurer

GUARANTORS:

Spirit AeroSystems HOLDINGS, Inc.

By:	/s/ Rhonda Harkins
Name: Rhonda Harkins
Title: Treasurer

Spirit AeroSystems North Carolina, Inc.

By:	/s/ Rhonda Harkins
Name: Rhonda Harkins
Title: Treasurer

[Signature Page to First Amendment to Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:	/s/ Ethan Plater
Name: Ethan Plater
Title: Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

By signing below you have indicated your consent to this Amendment:

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Margaret Stock
Name: Margaret Stock
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]